                                                                     Exhibit 5.1
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM

PALO ALTO, CALIFORNIA                                          JOHN ARNOT WILSON
KIRKLAND, WASHINGTON                                                 RETIRED
    AUSTIN, TEXAS



                                                    April 9, 1999


Viant Corporation
89 South Street
Boston, MA 02111

         RE:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 1999 (as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Viant Corporation (the "Shares"). The Shares, which include shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for the sale to the public or issued to the Representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon approval by the pricing committee duly authorized by the Company's Board of Directors, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part hereof, and any amendment thereto.

                                    Very truly yours,

                                    /s/ Wilson Sonsini Goodrich & Rosati

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation